UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 25, 2011

MICHAEL BAKER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction

of Incorporation)

1-6627	25-0927646
(Commission File Number)	(IRS Employer Identification No.)

100 Airside Drive Moon Township, Pennsylvania	15108
(Address of Principal Executive Offices)	(Zip Code)

(412) 269-6300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment (the “Amendment”) to Michael Baker Corporation’s (“Michael Baker”) Current Report on Form 8-K dated May 26, 2011, which was filed with the Securities and Exchange Commission on May 26, 2011 (the “Form 8-K”). The sole purpose of this Amendment is to disclose the decision of Michael Baker’s Board of Directors regarding how often Michael Baker will conduct shareholder advisory votes on Michael Baker’s named executive officer compensation. Except for the new disclosure set forth herein, no other changes have been made to the Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously disclosed, at Michael Baker’s annual meeting of shareholders (the “Annual Meeting”) on May 25, 2011, a majority of votes of Michael Baker’s shareholders were cast in favor of holding an advisory vote related to the compensation paid to Michael Baker’s named executive officers on an annual basis. As a result of the shareholder advisory vote, and consistent with the Board’s recommendation, the Board of Directors has determined that Michael Baker will include an advisory vote to approve the compensation of Michael Baker’s named executive officers in its proxy materials on an annual basis until the next required vote on the frequency of such votes is held, which is currently required to occur no later than Michael Baker’s annual meeting of shareholders in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Michael Baker has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL BAKER CORPORATION

By:	/s/ Bradley L. Mallory
Bradley L. Mallory President and Chief Executive Officer

Date: August 5, 2011